SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
 SECURITIES EXCHANGE ACT OF 1934
 (AMENDMENT NO.)

Check the appropriate box:

[] Preliminary Information Statement

[] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

ASSETMARK FUNDS
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

AssetMark Funds 2300 Contra Costa Blvd., Suite 600 Pleasant Hill, California 94523-3967

November 12, 2008

Dear AssetMark Large Cap Growth Fund Shareholders:

We are pleased to notify you of a change involving the investment management of the AssetMark Large Cap Growth Fund.

As you know, Genworth Financial Wealth Management, Inc. (formerly, AssetMark Investment Services, Inc.) (“GFWM” or the “Advisor”), as investment advisor to the AssetMark Funds, identifies, hires and monitors leading asset managers to serve as sub-advisors for the various AssetMark Funds. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), the Advisor is permitted to change sub-advisors or sub-advisory agreements without obtaining approval from Fund shareholders, provided that the AssetMark Funds’ Board of Trustees approves the arrangement. The attached document provides information required by the Exemptive Order and SEC rules regarding the hiring of a new sub-advisor for the AssetMark Large Cap Growth Fund.

On September 8, 2008, the Board of Trustees appointed Rainier Investment Management, Inc. (“Rainier”) to replace TCW Investment Management Company (“TCW”) as a sub-advisor to the AssetMark Large Cap Growth Fund. Based in Seattle, Washington, Rainier is an independent, employee-owned investment management firm and an SEC-registered investment advisor. A more detailed description of Rainier and its investment operations is included in the attached information statement.

TCW had managed a portion of the AssetMark Large Cap Growth Fund since the Fund’s inception. Rainier began managing a portion of the AssetMark Large Cap Growth Fund on October 1, 2008, replacing TCW.

The AssetMark Funds continue to contract with leading asset managers with specialized expertise and proven track records, and we believe Rainier clearly meets these criteria. GFWM is committed to finding, hiring and monitoring the best asset managers in each category to meet our performance goals and better serve the Funds’ shareholders. I encourage you to read the attached information statement, which contains information about Rainier and the new sub-advisory agreement.

Sincerely,

/s/ Carrie E. Hansen
Carrie E. Hansen
President, AssetMark Funds

AssetMark Funds 2300 Contra Costa Blvd., Suite 600 Pleasant Hill, California 94523-3967 INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of AssetMark Funds (the “Trust”) to inform shareholders of some changes involving the investment management of the AssetMark Large Cap Growth Fund (the “Large Cap Growth Fund”). The Board, on behalf of the Large Cap Growth Fund, has approved a new sub-advisory agreement (the “Rainier Sub-Advisory Agreement”) between Rainier Investment Management, Inc. (“Rainier”) and Genworth Financial Wealth Management, Inc. (formerly, AssetMark Investment Services, Inc.) (“GFWM” or the “Advisor”). Rainier replaced TCW Investment Management Company (“TCW”) as a sub-advisor to the Large Cap Growth Fund and began managing a portion of the Large Cap Growth Fund on October 1, 2008. TCW had managed a portion of the Large Cap Growth Fund since the Fund’s inception. The Rainier Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), issued to the Trust and the Advisor. This Statement is being mailed on or about November 14, 2008 to shareholders of record of the Large Cap Growth Fund as of October 1, 2008. The Large Cap Growth Fund will pay the costs associated with preparing and distributing this Statement to its shareholders. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for the series of the Trust, including the Large Cap Growth Fund. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits GFWM to hire, terminate or replace sub-advisors of the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor or sub-advisor of the mutual fund. The Trust and the Advisor have obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and to modify sub-advisory arrangements without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”) appointed Rainier to replace TCW as a sub-advisor for the Large Cap Growth Fund and approved the Rainier Sub-Advisory Agreement between Rainier and the Advisor with respect to the Large Cap Growth Fund.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify shareholders of the fund of the changes. This Statement provides such notice of the changes and presents details regarding the Rainier Sub-Advisory Agreement.

THE ADVISOR

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Large Cap Growth Fund. The Advisor is a subsidiary of Genworth Financial, Inc., a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230. The Advisor is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor’s primary business is to operate the GFWM investment platform, a managed account platform that is used by financial professionals such as investment advisors and broker-dealers to deliver state of the art financial planning, investment advisory and asset allocation services to their clients. Through the GFWM platform, investors can invest in, among other things, a variety of asset allocation models using open-end mutual funds. The AssetMark Funds are included among the many investment products made available through the GFWM platform. Through the platform, GFWM provides investment consulting and administrative services to advisors and broker-dealers and currently administers in excess of $16 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds and privately managed accounts.

The Advisor provides investment advisory services to the Large Cap Growth Fund pursuant to the Investment Management Agreement, dated October 16, 2006, between the Trust and the Advisor (the “Management Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Funds. In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each Fund (subject to the approval of the Board). The Advisor continuously reviews, supervises and (where appropriate) administers the investment program of each Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of each Fund’s securities portfolio, and subject to review and approval by the Board: (i) sets the Funds’ overall investment strategies; (ii) evaluates, selects and recommends sub-advisors to manage all or a portion of the Funds’ assets; (iii) when appropriate, allocates and reallocates the Funds’ assets among sub-advisors; (iv) monitors and evaluates the performance of sub-advisors, including the sub-advisors’ compliance with the investment objectives, policies and restrictions of the Funds; and (v) implements procedures to ensure that the sub-advisors comply with the Funds’ investment objectives, policies and restrictions.

For these services, the Trust pays the Advisor advisory fees for managing the Large Cap Growth Fund at the annual rate of 0.95% of the Large Cap Growth Fund’s assets. The Trust and the Advisor have entered into a Fee Waiver Agreement designed to provide Fund shareholders with the economic benefits of economies of scale that may be realized as Fund assets increase. Under the Fee Waiver Agreement, the Advisor has contractually agreed to: (1) waive 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $6 billion, and an additional 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $12 billion; and (2) waive portions of its advisory fee to the extent necessary to pass on certain breakpoints in the underlying sub-advisory fee arrangements that are reached as Fund assets grow. In addition, the Advisor has agreed to waive a portion of its investment advisory fees, or to make payments to limit Fund expenses, so that the Large Cap Growth Fund’s total expense ratio does not exceed 1.49% through October 31, 2009. After October 31, 2009, these fee waivers may be discontinued by the Advisor at any time. After giving effect to the fee waivers, the Large Cap Growth Fund paid the Advisor advisory fees equal to $7,099,590 for the fiscal year ended March 31, 2008. For the fiscal year ended March 31, 2008, the Fund’s total expense ratio was below the maximum of 1.49%, and, as a result, the Advisor did not waive a portion of its investment advisory fees or make payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Ronald D. Cordes serves as Trustee and Chairperson of the Trust, and as Principal of the Advisor; Carrie E. Hansen serves as President of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Danell J. Doty serves as Vice President, Treasurer and Principal Accounting Officer of the Trust, and as Director of Fund Administration of the Advisor; Deborah Djeu, serves as Vice President, Chief Compliance Officer and AML Officer of the Trust, and Chris Villas-Chernak serves as Secretary of the Trust, and as Senior Compliance Officer of the Advisor. The address of these individuals is 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967.

RAINIER INVESTMENT MANAGEMENT, INC.

Rainier is located at 601 Union Street, Suite 2801, Seattle, Washington 98101-2327. Rainier is an independent, employee-owned investment management firm. Rainier is registered as an investment adviser under the Advisers Act and is 100% owned by its management and employees. No individuals have an ownership interest in excess of 25% of Rainier, and therefore there are no individuals who are considered to be control persons of Rainier.

Rainier was approved by the Board to serve as a sub-advisor for the Large Cap Growth Fund at the Board meeting held on September 8, 2008 (the “September Meeting”). Rainier is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor. The hiring of Rainier is concurrent with the termination of an agreement with TCW (the “TCW Sub-Advisory Agreement”), pursuant to which TCW had served as a sub-advisor to the Large Cap Growth Fund since the Fund’s inception.

Rainier is compensated out of the fees that the Advisor receives from the Large Cap Growth Fund. There will be no increase in the advisory fees paid by the Large Cap Growth Fund as a consequence of the appointment of Rainier, or the approval of the Rainier Sub-Advisory Agreement. The fees paid by the Advisor to Rainier depend upon the fee rates negotiated by the

Advisor and the percentage of the Large Cap Growth Fund’s assets allocated to Rainier by GFWM.

In managing its allocated portion of the Fund’s portfolio, Rainier seeks to provide capital appreciation by investing in a diversified portfolio of common stocks of large capitalization companies. Rainier employs a fundamental, research-based investment approach, augmented by proprietary quantitative tools. The quantitative tools assist in the process of narrowing down the investable universe of stocks to a subset of companies that exhibit the growth and valuation measures that Rainier’s portfolio management team believes offers the most compelling investment ideas given Rainier’s investment discipline.

The name and principal occupation of each of the principal executive officers, directors and portfolio managers of Rainier are listed below. The address of each principal executive officer listed below, as it relates to the person’s position with Rainier, is 601 Union Street, Suite 2801, Seattle, Washington 98101-2327.

Name                                                                                              Position(s) with Rainier

Leonard P. Brennan, CFA                                                           President, Chief Executive Officer & Principal
James R. Margard, CFA                                                              Chief Investment Officer, Director of Equity Management & Principal
Lisa M. Thenell                                                                             Chief Compliance Officer
Melodie B. Zakaluk                                                                      Chief Operating Officer
Kristen L. Howell                                                                          General Counsel & Secretary
Andrea L. Durbin, CFA                                                               Director of Fixed-Income Management, Senior Equity Portfolio Manager & Principal
Mark H. Dawson, CFA                                                                Senior Equity Portfolio Manager & Principal
Peter M. Musser, CFA                                                                Senior Equity Portfolio Manager & Principal
Daniel Brewer, CFA                                                                     Senior Equity Portfolio Manager & Principal
Mark Broughton, CFA                                                                Senior Equity Portfolio Manager & Principal
Stacie Cowell, CFA                                                                      Senior Equity Portfolio Manager
J. Glenn Haber                                                                              Principal
Michael E. Raney, CFA                                                              Principal

THE RAINIER SUB-ADVISORY AGREEMENT

The Rainier Sub-Advisory Agreement was approved by the Board at the September Meeting, which was called, among other reasons, for the purpose of approving such Rainier Sub-Advisory Agreement, for an initial term of two years. Thereafter, continuance of the Rainier Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Rainier Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Large Cap Growth Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Rainier Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to Rainier, are substantially similar to the terms of the TCW Sub-Advisory Agreement. Each agreement provides that the sub-advisor, subject to the Advisor’s and the Board of Trustees’ supervision, is responsible for managing the investment operations of its allocated portion of the Large Cap Growth Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Large Cap Growth Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. Each agreement provides that the sub-advisor is responsible for expenses related to its activities under the agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Large Cap Growth Fund. Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agree to provide the Advisor with all books and records relating to the transactions it executes and renders for presentation to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Rainier Sub-Advisory Agreement provides for Rainier to be compensated based on the average daily net assets of the Fund that are allocated to Rainier. Rainier is compensated from the fees that the Advisor receives from the Large Cap Growth Fund.

The Rainier Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Large Cap Growth Fund, or the Advisor or (ii) Rainier, on not less than 60 days’ written notice to the Advisor and the Trust.

The Rainier Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties thereunder, Rainier will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Large Cap Growth Fund.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the September Meeting, GFWM recommended the appointment of Rainier to serve as a sub-advisor for the Large Cap Growth Fund after evaluating a number of other possible investment managers. The Advisor’s determination to recommend Rainier was based on a number of factors, including Rainier’s expertise and experience in managing growth style equity portfolios across all capitalization ranges, and a favorable performance record relative to its peers. In addition, the Advisor believed that Rainier’s investment process is complimentary to the investment processes of the Large Cap Growth Fund’s other sub-advisors, Atlanta Capital Management Company, LLC (“Atlanta”) and Wellington Management Company, LLP (“Wellington Management”).

At the September Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Rainier Sub-Advisory Agreement. In determining whether to approve the Rainier Sub-Advisory Agreement, the Board considered the information received in advance of the September Meeting, which included: (i) copies of a form of the Rainier Sub-Advisory Agreement between the Advisor and Rainier; (ii) information regarding the process by which the Advisor selected and recommended Rainier for Board approval; (iii) information regarding the nature and quality of the services that Rainier would provide to the Large Cap Growth Fund; (iv) information regarding Rainier’s reputation, investment management business, personnel and operations; (v) information regarding the level of sub-advisory fees to be charged by Rainier; (vi) Rainier’s compliance program; (vii) information regarding Rainier’s historical performance returns managing a similar investment mandate, and such performance compared to a relevant index; and (viii) information regarding Rainier’s financial condition.

When considering the approval of the Rainier Sub-Advisory Agreement, the Board reviewed and analyzed the factors the Board deemed relevant with respect to Rainier, including: the nature, quality and extent of the services to be provided to the Large Cap Growth Fund by Rainier; Rainier’s management style; Rainier’s historical performance record managing investment mandates similar to the Large Cap Growth Fund; the qualifications and experience of the persons who will be responsible for the day-to-day management of Rainier’s allocated portion of the Large Cap Growth Fund’s investment portfolio; and Rainier’s overall resources.

In examining the nature, quality and extent of the services to be provided by Rainier to the Large Cap Growth Fund, the Board considered: the specific investment process to be employed by Rainier in managing the assets to be allocated to it; the qualifications of Rainier’s investment management team with regard to implementing the Large Cap Growth Fund’s investment mandate; Rainier’s performance record as compared to a benchmark; Rainier’s infrastructure and whether it appeared to adequately support Rainier’s investment strategy; and the Advisor’s review process and the Advisor’s favorable assessment as to the nature and quality of the sub-advisory services expected to be provided by Rainier. Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, extent and quality of the sub-advisory services to be provided by Rainier, as well as Rainier’s ability to render such services based on its experience, operations and resources, were appropriate for the Large Cap Growth Fund, and supported a decision to approve the Rainier Sub-Advisory Agreement.

Because Rainier is a newly-appointed sub-advisor for the Large Cap Growth Fund, the Board could not consider Rainier’s investment performance in managing the Large Cap Growth Fund as a factor in evaluating the Rainier Sub-Advisory Agreement. However, the Board did review Rainier’s historical performance record in managing other accounts that were comparable to the Large Cap Growth Fund. The Board compared this historical performance to a relevant benchmark. On this basis, the Board concluded that the historical performance record for Rainier supported a decision to approve the Rainier Sub-Advisory Agreement.

The Board carefully considered the proposed fees payable under the Rainier Sub-Advisory Agreement. The Board noted that the Rainier Sub-Advisory Agreement contains breakpoints in the fee schedule which represent potential economies of scale that could be shared with Fund shareholders under an agreement with the Advisor. In related analysis, the Board evaluated the compensation to be paid to Rainier by the Advisor. The Board also considered comparisons of the fees to be paid to Rainier with the fees Rainier charges to its other clients. After evaluating the proposed fees, the Board concluded that the fees that would be paid to Rainier by GFWM with respect to the assets to be allocated to Rainier appeared to be within a reasonable range in light of the quality and extent of the services to be provided.

The Board reviewed a copy of the Rainier Sub-Advisory Agreement. The Board considered that the Rainier Sub-Advisory Agreement generally provides for the same range of services and fees as the sub-advisory agreements that the Large Cap Growth Fund has in place with its other sub-advisors, Atlanta and Wellington Management.

The Board considered the selection and due diligence process employed by the Advisor in deciding to recommend Rainier as a sub-advisor for the Large Cap Growth Fund. The Board also considered the Advisor’s conclusion that the fees to be paid to Rainier for its services to the Large Cap Growth Fund will be reasonable, and the reasons supporting that conclusion. The Board noted that the sub-advisory fees will be paid by the Advisor to Rainier and will not be additional fees paid by the Large Cap Growth Fund. The Board concluded that the Advisor’s recommendations and conclusions supported approval of the Rainier Sub-Advisory Agreement.

After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Trustees, concluded that the initial approval of the Rainier Sub-Advisory Agreement was in the best interests of the Large Cap Growth Fund, and approved the Rainier Sub-Advisory Agreement for the Large Cap Growth Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust. USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) of each class of shares of the Trust pursuant to a Distribution Agreement with the Trust. In addition, Quasar Distributors, LLC, an affiliate of US Bank, N.A., serves as the sub-distributor of each class of shares of the Trust pursuant to a Sub-Distribution Agreement with the Advisor and the Trust. The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the Fund’s fiscal year ended March 31, 2008, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of September 30, 2008, the Large Cap Growth Fund had 57,663,225 outstanding shares, and net assets of $451,015,309. The direct and indirect owners of more than 5% of the outstanding shares of the Large Cap Growth Fund as of September 30, 2008 are listed below:

Control Persons of the Large Cap Growth Fund

Name and Address	Shares	% Ownership	Type of Ownership

Pershing LLC	27,449,731	47.60%	Record
P.O. Box 2052
Jersey City, NJ 07303-2052

TD Ameritrade	23,864,039	41.39%	Record
P.O. Box 2226
Omaha, NE 68103-2226

National Financial Services LLC	3,881,189	6.73%	Record
5th FL 200 Liberty St.
New York, NY 10281-1003

SHAREHOLDER REPORTS

Additional information about the Large Cap Growth Fund is available in the Trust’s annual and semi-annual reports to shareholders. In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Large Cap Growth Fund’s performance during its last fiscal year. The Trust’s most recent annual report for the period ended March 31, 2008 has been sent to shareholders. A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing the AssetMark Funds, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or by calling (888) 278-5809 (toll-free).